Exhibit 99.1

News Release

ADVANSIX ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS

2Q26 Sales of $421 million, up 3% versus prior year
2Q26 Earnings Per Share of $0.12; Adjusted Earnings Per Share of $0.19
2Q26 Cash Flow from Operations of $10 million

Parsippany, N.J., August 7, 2026 - AdvanSix (NYSE: ASIX), a vertically integrated chemistry company serving diverse end markets, today announced its financial results for the second quarter ending June 30, 2026.
Second Quarter 2026 Summary
"Our resilient second quarter results reflected a significant sequential improvement in earnings and cash flow amid what remains a highly dynamic macro environment, particularly in Plant Nutrients,” said Erin Kane, president and CEO of AdvanSix. "We generated 3% sales growth year-over-year as our commercial teams continued to leverage both formula and market-based pricing mechanisms to offset inflationary raw material costs. Sales volume in the quarter fell short of expectations due to a decline in ammonium sulfate as the spring planting season was challenged by farmer profitability and resulting fertilizer consumption overall. Nylon Solutions and Chemical Intermediates both performed at or better than expectations as we continue to navigate a subdued industrial end market demand environment. We have a demonstrated track record of successfully performing through a multitude of environments and remain confident in our ability to deliver long-term value."
Summary second quarter 2026 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	2Q 2026	2Q 2025	Variance $	Variance %
Sales	$421,284	$410,022	$11,262	3%
Net Income	3,248	31,371	(28,123)	(90%)
Diluted Earnings Per Share	0.12	1.15	(1.03)	(90%)
Adjusted Diluted Earnings Per Share (1)	0.19	1.24	(1.05)	(85%)
Adjusted EBITDA (1)	31,888	55,675	(23,787)	(43%)
Adjusted EBITDA Margin % (1)	7.6%	13.6%	(600) bps	n/a
Cash Flow from Operations	10,038	21,110	(11,072)	(52%)
Capital Expenditures	20,714	28,265	(7,551)	(27%)
Free Cash Flow (1)(2)	(10,676)	(7,155)	(3,521)	(49%)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $421 million in the quarter increased approximately 3% versus the prior year driven by 18% favorable pricing, partially offset by a 15% decline in volume. Raw material pass-through pricing was up 13% following a net cost increase in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing improved by 5% primarily driven by an increase in Plant Nutrients reflecting higher nitrogen pricing amid increased sulfur input costs. Lower sales volume was primarily driven by more challenging agricultural fundamentals including farmer economics, which resulted in a reduction of in-season fertilizer purchases.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	2Q 2026		2Q 2025
	Sales	% of Total	Sales	% of Total	Variance %
Nylon	$100,218	24%	$79,503	20%	26%
Caprolactam	62,644	15%	66,424	16%	(6%)
Plant Nutrients	131,439	31%	156,770	38%	(16%)
Chemical Intermediates	126,983	30%	107,325	26%	18%
Total	$421,284	100%	$410,022	100%	3%

Adjusted EBITDA of $31.9 million in the quarter decreased $23.8 million versus the prior year primarily driven by the unfavorable impact of lower sales volume in Plant Nutrients and reduced production output, partially offset by a planned reduction in SG&A expense.

Adjusted earnings per share of $0.19 decreased $1.05 versus the prior year driven primarily by the factors discussed above and a higher effective tax rate driven primarily by 45Q carbon capture tax credits claimed in the prior year period.

Cash flow from operations of $10.0 million in the quarter decreased $11.1 million versus the prior year primarily due to lower net income. Capital expenditures of $20.7 million in the quarter decreased $7.6 million versus the prior year, as expected.

Outlook
•North American ammonium sulfate fill program expected to drive 3Q26 sequential domestic pricing decline amid competitive dynamics and continued higher sulfur input cost environment
•Acetone spread over propylene costs expected to hold near cycle averages for the full year 2026
•Continue to optimize Nylon Solutions production output, inventories and sales volume mix in extended soft industrial end market environment
•Continue to expect Capital Expenditures of $75 to $95 million in 2026 versus $116 million in 2025, reflecting risk-based prioritization of base investments and enterprise programs with continued progression of growth programs including SUSTAIN
•Now expect pre-tax income impact of plant turnarounds to be approximately $17 million in 2026 versus approximately $25 million in 2025
•Expect 2H 2026 sequential cash flow improvement primarily due to a reduced Capital Expenditures run-rate, working capital tailwinds including our 4Q 2026 pre-buy program in Plant Nutrients, timing of annual payments paid in 1H 2026, and cash tax optimization

"Key to our strategy is a keen focus on controllable levers to support through-cycle profitability and cash conversion, while progressing targeted growth strategies and initiatives. We remain focused on delivering on our non-manpower fixed cost savings program, risk-based prioritization of our capital investments, continued working capital discipline and 45Q carbon capture tax credits to support improved cash flow generation. As we move through the remainder of 2026 and navigate the current industry environment, we are well positioned to support our strategic priorities as a U.S.-based integrated manufacturer aligned to domestic supply chains and energy markets as well as a diverse set of end market applications," concluded Kane.
Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on September 1, 2026 to stockholders of record as of the close of business on August 18, 2026.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:30 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:30 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s second quarter 2026 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on August 7 until 12 noon ET on August 14 by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international). The access code is 2279374.

About AdvanSix
AdvanSix is a vertically integrated chemistry company that produces essential materials for our customers across diverse end markets. Our value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions, changes in interest rates, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of new or proposed legislation or regulatory, trade or other policies in or impacting the U.S., the conflict between Russia and Ukraine, the conflicts in the Middle East, as well as any related uncertainty in the surrounding region, and the possible expansion of such conflicts; the effect of any of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with potential use of artificial intelligence in our operations or those of third party service providers; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics, geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of a number of risks, uncertainties and other factors including those noted above and those identified in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, as updated in subsequent reports filed with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. We do not undertake to update or revise any of our forward-looking statements.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$7,217	$19,766
Accounts and other receivables – net	187,429	154,102
Inventories – net	194,145	236,495
Taxes receivable	20,510	21,605
Other current assets	15,560	8,639
Total current assets	424,861	440,607
Property, plant and equipment – net	964,867	963,718
Operating lease right-of-use assets	147,454	164,494
Goodwill	56,192	56,192
Intangible assets	38,570	40,095
Other assets	41,072	41,042
Total assets	$1,673,016	$1,706,148

LIABILITIES
Current liabilities:
Accounts payable	$243,287	$284,016
Accrued liabilities	43,558	45,945
Income taxes payable	73	1,100
Operating lease liabilities – short-term	42,841	44,354
Deferred income and customer advances	1,980	14,536
Total current liabilities	331,739	389,951
Deferred income taxes	152,172	154,061
Operating lease liabilities – long-term	106,100	121,201
Line of credit – long-term	275,000	215,000
Other liabilities	11,093	10,719
Total liabilities	876,104	890,932

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 33,393,066 shares issued and 27,001,186 outstanding at June 30, 2026; 33,177,824 shares issued and 26,864,035 outstanding at December 31, 2025	334	332
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Treasury stock at par (6,391,880 shares at June 30, 2026; 6,313,789 shares at December 31, 2025)	(64)	(63)
Additional paid-in capital	145,991	142,932
Retained earnings	641,669	663,019
Accumulated other comprehensive income	8,982	8,996
Total stockholders' equity	796,912	815,216
Total liabilities and stockholders' equity	$1,673,016	$1,706,148

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales	$421,284	$410,022	$825,468	$787,813

Costs, expenses and other:
Cost of goods sold	390,183	351,308	790,565	675,628
Selling, general and administrative expenses	22,054	25,416	44,572	48,825
Interest expense, net	2,608	2,255	5,038	3,796
Other non-operating income, net	(215)	(607)	(684)	(1,015)
Total costs, expenses and other	414,630	378,372	839,491	727,234

Income (loss) before taxes	6,654	31,650	(14,023)	60,579
Income tax expense (benefit)	3,406	279	(1,725)	5,864
Net income (loss)	$3,248	$31,371	$(12,298)	$54,715

Earnings per common share
Basic	$0.12	$1.17	$(0.46)	$2.04
Diluted	$0.12	$1.15	$(0.46)	$2.01

Weighted average common shares outstanding
Basic	27,046,372	26,896,037	27,013,738	26,867,252
Diluted	27,602,088	27,223,309	27,013,738	27,248,976

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$3,248	$31,371	$(12,298)	$54,715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,793	19,461	41,751	38,639
(Gain) loss on disposal of assets	130	33	134	(177)
Deferred income taxes	1,531	2,592	(1,889)	6,646
Stock-based compensation	1,833	2,309	3,878	4,287
Amortization of deferred financing fees	181	154	304	309
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	20,156	19,658	(33,341)	(13,994)
Inventories	7,213	1,093	42,350	(9,378)
Taxes receivable	1,582	(15,188)	1,095	(14,740)
Accounts payable	(39,096)	(6,939)	(22,934)	12,423
Income taxes payable	(506)	(2,206)	(1,027)	(663)
Accrued liabilities	13,162	5,510	(2,001)	561
Deferred income and customer advances	(9,323)	(24,724)	(12,556)	(35,680)
Other assets and liabilities	(10,866)	(12,014)	(8,760)	(10,395)
Net cash provided by (used for) operating activities	10,038	21,110	(5,294)	32,553

Cash flows from investing activities:
Expenditures for property, plant and equipment	(20,714)	(28,265)	(56,650)	(62,327)
Other investing activities	5	(3,159)	(222)	(5,891)
Net cash used for investing activities	(20,709)	(31,424)	(56,872)	(68,218)

Cash flows from financing activities:
Borrowings from line of credit	122,000	113,000	261,500	231,500
Repayments of line of credit	(117,000)	(88,000)	(201,500)	(186,500)
Principal payments of finance leases	(250)	(244)	(513)	(491)
Dividend payments	(4,314)	(4,290)	(8,627)	(8,580)
Purchase of treasury stock	(122)	(51)	(1,397)	(1,537)
Issuance of common stock	—	1	154	155
Net cash provided by financing activities	314	20,416	49,617	34,547

Net change in cash and cash equivalents	(10,357)	10,102	(12,549)	(1,118)
Cash and cash equivalents at beginning of period	17,574	8,344	19,766	19,564
Cash and cash equivalents at the end of period	$7,217	$18,446	$7,217	$18,446

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$9,301	$14,762

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by (used for) operating activities	$10,038	$21,110	$(5,294)	$32,553
Expenditures for property, plant and equipment	(20,714)	(28,265)	(56,650)	(62,327)
Free cash flow (1)	$(10,676)	$(7,155)	$(61,944)	$(29,774)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment.
The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$3,248	$31,371	$(12,298)	$54,715
Non-cash stock-based compensation	1,833	2,309	3,878	4,287
Non-cash amortization from acquisitions	531	531	1,063	1,063
Strategic advisory and professional fees	—	—	—	—
Income tax benefit relating to reconciling items	(408)	(479)	(848)	(909)
Adjusted Net income (loss) (non-GAAP)	5,204	33,732	(8,205)	59,156
Interest expense, net	2,608	2,255	5,038	3,796
Income tax expense (benefit) - Adjusted	3,814	758	(877)	6,773
Depreciation and amortization - Adjusted	20,262	18,930	40,688	37,576
Adjusted EBITDA (non-GAAP)	$31,888	$55,675	$36,644	$107,301

Sales	$421,284	$410,022	$825,468	$787,813

Adjusted EBITDA Margin (non-GAAP) (2)	7.6%	13.6%	4.4%	13.6%

(2) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$3,248	$31,371	$(12,298)	$54,715
Adjusted Net income (loss) (non-GAAP)	5,204	33,732	(8,205)	59,156

Weighted-average number of common shares outstanding - basic	27,046,372	26,896,037	27,013,738	26,867,252
Dilutive effect of equity awards and other stock-based holdings	555,716	327,272	—	381,724
Weighted-average number of common shares outstanding - diluted	27,602,088	27,223,309	27,013,738	27,248,976

EPS - Basic	$0.12	$1.17	$(0.46)	$2.04
EPS - Diluted	$0.12	$1.15	$(0.46)	$2.01
Adjusted EPS - Basic (non-GAAP)	$0.19	$1.25	$(0.30)	$2.20
Adjusted EPS - Diluted (non-GAAP)	$0.19	$1.24	$(0.30)	$2.17

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (3)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44(4)	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024	~$5	~$3	~$3	~$47(5)	~$58	Ammonia
2025	~$5	~$6	—	~$14	~$25	Sulfuric Acid
2026E	—	~$10	—	~$7	~$17	Ammonia

(3) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.
(4) During the multi-site planned plant turnaround, additional required maintenance at our Frankford phenol plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates at our Hopewell and Chesterfield sites, resulting in an incremental $15 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense and lost sales.
(5) During the multi-site planned plant turnaround, additional required maintenance at our Hopewell plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates, resulting in an incremental approximately $17 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense, and lost sales.